EXHIBIT (i)(2)



                               CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 90 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 02-90946) of my opinion dated July 9, 2003, which was filed as Exhibit (i) to Post-Effective Amendment No. 89.


                                /s/ Robert J. Toner
                                Robert J. Toner, Esq.

July 16, 2003
Boston, Massachusetts